Exhibit 99.1

Freeport-McMoRan

Prices $1.2 Billion of Senior Notes

PHOENIX, AZ, August 1, 2019 –– Freeport-McMoRan Inc. (NYSE: FCX) announced today that it has priced $1.2 billion of senior notes (collectively, the Notes). Following is a summary of the two tranches of debt:

Description	Amount (in millions)	Maturity
5.000% Senior Notes	$600	Due September 1, 2027
5.250% Senior Notes	$600	Due September 1, 2029

Total	$1,200

The sale of the senior notes is expected to settle on August 15, 2019, subject to customary closing conditions. Concurrently with this offering, FCX is conducting cash tender offers for up to $430.0 million aggregate purchase price, subject to increase or decrease and exclusive of accrued interest, of its 4.00% Senior Notes due 2021, 3.55% Senior Notes due 2022 and 3.875% Senior Notes due 2023 (collectively, the Tender Offers). FCX intends to use the net proceeds from the offering to fund the redemption of all of its outstanding 6.875% Senior Notes due 2023, the Tender Offers and the payment of accrued and unpaid interest, premiums, fees and expenses in connection therewith, thereby enabling FCX to extend the maturities of certain of its outstanding indebtedness.

J.P. Morgan Securities LLC, BofA Merrill Lynch, BMO Capital Markets Corp., BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. are the joint book-running managers for the offering, with J.P. Morgan Securities LLC serving as the lead left book-running manager. Copies of the prospectus supplement relating to the offering can be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (866)-803-9204.

The offering is being made pursuant to an effective shelf registration statement filed with the United States Securities and Exchange Commission (the SEC). The registration statement and the prospectus supplement are available on the SEC’s website, www.sec.gov. This press release shall not constitute an offer to sell nor an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus.

FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX is one of the world’s largest publicly traded copper producers.

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FCX’s portfolio of assets includes the Grasberg minerals district in Indonesia, one of the world’s largest copper and gold deposits; and significant mining operations in North America and South America, including the large-scale Morenci minerals district in Arizona and the Cerro Verde operation in Peru.

Cautionary Statement Regarding Forward-Looking Statements: This press release contains forward-looking statements, which are all statements other than statements of historical fact, such as plans, projections and expectations related to the proposed offering, including the use of proceeds therefrom. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” ”potential” and any similar expressions are intended to identify those assertions as forward-looking statements. FCX cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause FCX’s actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, FCX’s ability to consummate the offering, corporate developments that could preclude, impair or delay the proposed offering due to restrictions under the federal securities laws, changes in the credit ratings of FCX; changes in FCX’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions and other factors described in more detail under the heading “Risk Factors” in FCX’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

Investors are cautioned that many of the assumptions upon which FCX’s forward-looking statements are based are likely to change after the forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may not be able to control. Further, FCX may make changes to its business plans that could affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.

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